UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 19, 2023

Date of Report (Date of earliest event reported)

DBV Technologies S.A.

(Exact name of registrant as specified in its charter)

France	001-36697	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177-181 avenue Pierre Brossolette 92120 Montrouge France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +33 1 55 42 78 78

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value €0.10 per share	n/a	The Nasdaq Stock Market LLC *
American Depositary Shares, each representing one- half of one ordinary share, nominal value €0.10 per share	DBVT	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operation and Financial Condition

As of March 31, 2023, DBV Technologies S.A. (the “Company”) had approximately $192.3 million of cash and cash equivalents. This amount is unaudited and preliminary, is subject to completion of financial closing procedures that could result in changes to the amount, and does not present all information necessary for an understanding of the Company’s financial condition as of March 31, 2023.

Item 8.01	Other Events

On April 19, 2023, the Company issued a press release to announce the U.S. Food and Drug Administration provided a written response regarding the regulatory path for investigational Viaskin™ Peanut 250 μg patch (DBV712) in toddlers ages 1 - 3 years-old with a confirmed peanut allergy. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 8.01 by reference.

Forward Looking Statements

This Current Report on Form 8-K and the press release filed as Exhibit 99.1 hereto contain forward-looking statements and estimates, including statements regarding the Company’s clinical development and regulatory plans with respect to Viaskin™ Peanut for the treatment of toddlers ages 1-3 years old, the therapeutic potential of Viaskin™ Peanut as a treatment for peanut-allergic children more broadly, the ability of any of the Company’s product candidates, if approved, to improve the lives of patients with food allergies, designs of the Company’s anticipated clinical trials, safety studies and HF studies, the timing and anticipated results of interactions with regulatory agencies and the Company’s estimates of its cash and cash equivalents as of March 31, 2023. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties, including risks inherent to the clinical development and regulatory process, as well as market conditions and other risks and uncertainties set forth in the Company’s regulatory filings with the Autorité des Marchés Financiers (“AMF”), the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), and future filings and reports made with the AMF and SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, the Company undertakes no obligation to update or revise the information contained in this Current Report on Form 8-K and the press release filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 19, 2023

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2023	DBV TECHNOLOGIES S.A.

	By:	/s/ Sébastien Robitaille
	Name:	Sébastien Robitaille
	Title:	Chief Financial Officer